SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

PACTIV CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-15157	36-2552989
(Commission File Number)	(IRS Employer Identification No)

1900 West Field Court, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (847) 482-2000

Item 5.07.  Submission of Matters to a Vote of Security Holders

Pactiv Corporation held its Annual Meeting of Shareholders on May 14, 2010.  At the close of business on March 15, 2010, the record date for the determination of shareholders entitled to vote at the Meeting, there were 135,962,513 shares of the Company’s Common Stock, each share being entitled to vote, constituting all of the outstanding voting securities of the Company.  At the Meeting, the holders of 113,673,682 shares of the Company’s Common Stock were represented in person or by proxy constituting a quorum.

At the Meeting, the vote on the election of eight directors to hold office until the Company’s 2011 annual meeting, was as follows:

	FOR	AGAINST	ABSTAIN
Larry D. Brady	101,083,626	1,794,822	146,821
K. Dane Brooksher	101,542,547	1,329,534	153,188
Robert J. Darnall	95,401,778	7,483,655	139,836
Mary R. Henderson	101,549,112	1,328,918	147,239
N. Thomas Linebarger	100,989,169	1,885,998	150,102
Roger B. Porter	99,469,099	3,378,411	177,759
Richard L. Wambold	98,175,204	4,707,856	142,209
Norman H. Wesley	101,443,542	1,433,020	148,707

There were 10,648,413 broker non-votes.

At the Meeting, the ratification of the appointment of Ernst & Young LLP as Pactiv’s independent registered public accounting firm for 2010, was voted as follows:

FOR: 112,714,887	AGAINST: 761,401	ABSTAIN: 197,394

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2010

PACTIV CORPORATION

By:	/s/ Joseph E. Doyle
Joseph E. Doyle
Vice President and General Counsel